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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form S-3 of our report dated January 31, 2002 appearing on page F-2 of AIG SunAmerica Life Assurance Company's (formerly, Anchor National Life Insurance Company) Annual Report on Form 10-KA for the year ended December 31, 2001. We consent to the incorporation by reference in the Variable Annuity Account Five (Portion Relating to the Seasons Variable Annuity) Prospectus of our report dated June 14, 2002 relating to the financial statements of Variable Annuity Account Five. We consent to the incorporation by reference in the Variable Annuity Account Five (Portion Relating to the Seasons Select II Variable Annuity) Prospectus of our report dated June 14, 2002 relating to the financial statements of Variable Annuity Account Five. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectuses.



PricewaterhouseCoopers LLP
Los Angeles, California
July 22, 2002